Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF COMMON STOCK

of

RAND WORLDWIDE, INC.

Pursuant to its Offer to Purchase Dated October 3, 2014

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 3, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 7 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) the certificates for Shares are not immediately available, (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by mail, overnight courier or other expedited service to the Depositary on or before the Expiration Date. See Section 7 of the Offer to Purchase.

The Depositary for the Offer is:

Phone: Toll-free (877) 248-6417 and (718) 921-8317

Fax: 718 234-5001

If delivering by mail:	If delivering by hand, express mail, courier or any other expedited service:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THE ONE ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Rand Worldwide, Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 7 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

Number of shares to be tendered:                  shares*

*	Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

As described in Section 6 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

Certificate Number(s):
(if available)

Name(s) of Record Holders(s):

Address(es):
(include zip code)

Telephone(s):
(include area code)

Signature(s):

Dated:

If shares will be tendered by book-entry transfer, check this box:  ☐    and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for signature guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three business days after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.